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                          REGISTRATION RIGHTS AGREEMENT



                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") made as of this 10th day of September, 1997 by and among HLM DESIGN, INC., a Delaware corporation (the ACompany@) and BERTHEL FISHER & COMPANY LEASING, INC., an Iowa corporation (the "Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, the Purchaser has purchased from the Company Common Stock Purchase Warrants, of even date herewith (the "Warrants"); and

                  WHEREAS, the parties hereto wish to provide for certain registration rights with respect to securities of the Company that may be acquired by the Purchaser upon exercise of the Warrants.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged herein contained, the parties hereto agree as follows:

                  1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Holder" shall mean the holder of the Registrable Securities (including the Initiating Holders and the Non-Initiating Holders), either individually or jointly, as the case may be.

                  "Initiating Holders" shall mean (i) for purposes of Section 3 hereof, Holders of more than fifty percent (50%) of the shares of the Registrable Securities then outstanding who initiate a request for registration pursuant to Section 3(a) hereof, and (ii) for purposes of Section 5 hereof, Holders of more than twenty percent (20%) of the shares of the Registrable Securities then outstanding who initiate a request for registration pursuant to
Section 5(a) hereof.

                  "Non-Initiating Holders" shall mean, with respect to any request for registration pursuant to Sections 3 or 5 hereof, the Holders not party to such request for registration.



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                  The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" shall mean, at any time, shares of the Company's securities described in Section 2 hereof which are required to bear the restrictive legend set forth in such Section.

                  "Registration Expenses" shall mean all expenses incurred by the Company in compliance with Sections 3, 4 and 5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and expenses of one counsel for all the selling Holders and other security holders and the expense of any special audits incident to or required by any such registration (but excluding the Selling Expenses and the compensation of regular employees of the Company, which shall in any event be paid by the Company).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Selling Expenses shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel, if any, separately retained by any Holder (not including the fees and disbursements of one such counsel included in Registration Expenses).

                  2. Restrictive Legend. Each certificate representing shares of common stock issued upon exercise of the Warrant shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                      Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, (x) with such request, the Company shall have received either an opinion of counsel satisfactory to the Company to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities


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     Act and applicable state securities laws or (y) in accordance with paragraph (k) of Rule 144, such holder is not and has not during the last three months been an affiliate of the Company and such holder has held the securities represented by such certificate for a period of at least one year. The Company will use its best efforts to assist any holder in complying with the provisions of this Section 2 for removal of the legend set forth above.

                      3.       Requested Registration.

                      (a) Request for Registration. If at any time after three
     (3) years from the date of this Agreement, the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all, or, if not all, at least 25%, of the Registrable Securities held by the Initiating Holders, the Company shall do the following:

                               (i) within ten (10) days of receipt of such
     request from the Initiating Holders, give written notice of the proposed registration to the Non-Initiating Holders; and

                               (ii) as soon as practicable, but in any event no
     later than ninety (90) days after receipt of such request from the Initiating Holders, effect such registration and appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act as may be so requested and as would permit or facilitate the sale and distribution of all Registrable Securities as are specified in such request, together with all Registrable Securities of any Non-Initiating Holder(s) joining in such request as are specified in a written request by the Non-Initiating Holders (subject to limitation in accordance with Section 3(b) below) within thirty (30) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 3 after the Company has effected two (2) registrations pursuant to this Section 3 and each such registration has been declared or ordered effective by the Commission and the sale of such Registrable Securities has closed or been effected.

                      (b)      Underwriting.

                               (i) Any request for registration pursuant to
     Section 3(a) hereof may involve a registered underwritten public offering of the Registrable Securities to be included in the registration. In such event, the Company shall include any information that it shall have received as to the nature of the underwriting in the written notice of the Company referred to in Section 3(a)(i) above, including the name of the underwriter or representative thereof selected for such underwriting. The right of any Non-Initiating Holder to registration pursuant to this Section 3 shall be conditioned upon such Non-Initiating Holder participating in such underwriting and the inclusion of such



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     Non-Initiating Holder's Registrable Securities in such underwriting to the extent provided herein.

                               (ii) In the event of an underwritten requested
     registration, the Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative thereof selected for such underwriting. Notwithstanding any other provision of this Section 3, if the underwriter or representative thereof advises the Initiating Holders in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Initiating Holders shall so advise all Holders whose Registrable Securities would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner:

                               (A) first, the securities of any stockholder joining in the request for registration who is not a Holder shall be excluded from such registration; in the event that less than all of such stockholders' securities are required to be excluded, the remaining number of shares shall be allocated as among such stockholders in such proportion, as nearly as practicable, to the relative amount of securities then held by each such stockholder;

                               (B) then, if a limitation on the number of shares is still required, the
                                        Registrable Securities held by the
                                        Non-Initiating Holders joining in the
                                        request for registration shall be
                                        excluded from such registration to the
                                        extent required by such limitation; in
                                        the event that less than all of such
                                        Non-Initiating Holders' Registrable
                                        Securities are required to be excluded,
                                        the remaining number of shares shall be
                                        allocated as among such Non-Initiating
                                        Holders in proportion, as nearly as
                                        practicable, to the relative amount of
                                        Registrable Securities then held by each such Non-Initiating Holder;

                               (C) then, if a limitation on the number of shares is still required, the
                                        Registrable Securities held by the
                                        Initiating Holders joining in the
                                        request for registration shall be
                                        excluded from such registration to the
                                        extent required by such limitation; in
                                        the event that less than all of such
                                        Initiating Holders' Registrable
                                        Securities are required to be excluded,
                                        the remaining number of shares shall be
                                        allocated as among such Initiating
                                        Holders in proportion, as nearly as
                                        practicable, to the relative amount of
                                        Registrable Securities


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                                        then held by each such Initiating
                                        Holder.

                               (iii) In the event that the number of shares of
     Registrable Securities of any Holder included in any registration is reduced below 75% of the shares requested to be included in such registration as a result of allocations pursuant to this Section 3(b), then such registration shall not be deemed a registration for purposes of
     Section 3 and shall not diminish the number of registrations to which the Holders are entitled pursuant to this Section 3.

                               (iv) If any Holder who has requested inclusion in
     such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration.

                      4.       "Piggyback" Registration.

                      (a) Company Registration. If at any time the Company shall determine to register any of its securities either for its own account or the account of security holder(s) exercising its or their respective demand registration rights other than pursuant to Section 3 above on any registration form suitable for inclusion of the Registrable Securities, the Company shall do the following:

                               (i) promptly give to each Holder written notice
     thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable "blue sky" or other state securities laws); and

                               (ii) include in such registration, and in any
     underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within thirty (30) days after receipt of the written notice from the Company described in clause
     (i) above, except as limited by the provisions of Section 4(b)(ii) below. Such Holder's written request may specify all or a part of a Holder's Registrable Securities.

     There shall be no limitation on the number of registrations which may be requested and obtained under this Section 4.

                      (b)      Underwriting.

                               (i) If the registration of which the Company
     gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the written notice given pursuant to Section 4(a)(i). In such event, the right of any Holder to registration pursuant to Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such



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     Holder's Registrable Securities in the underwriting to the extent provided herein.

                               (ii) The Company shall (together with all Holders
     proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative thereof selected by the Company. Notwithstanding any other provision of this Section 4, if the Underwriter or representative thereof advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the underwriter or representative thereof may (subject to the allocation priority set forth below), (A) if the registration of which the Company gives notice is for the first registered public offering of securities of the Company, exclude all of the Holders' Registrable Securities provided that no other selling shareholders' shares are included in the offering, or
     (B) in any other event, limit the number of the Holders' Registrable Securities and securities being registered by any other selling shareholders to be included in the registration and underwriting to an amount not less than thirty percent (30%) of the total number of shares being registered in such registration and underwriting. If such limitation is required, the Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for its own account, and then in the following manner: the Registrable Securities of the Holders joining in the request for registration and the securities to be sold by other selling shareholders participating in the registration shall be excluded from such registration in the ratio of eighty (80) to twenty (20) so that 80% of the shares included in the registration (other than Company shares) are Registrable Securities of the Holders and 20% are shares owned by other shareholders joining in the registration.

                               (iii) If any Holder of Registrable Securities or
     any other stockholder disapproves of the terms of any such underwriting, such stockholder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                      5. Registration on Form S-3.

                      (a) The Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form. To that end the Company shall register (whether or not required by law to do so) the Common Stock under the Exchange Act in accordance with the provisions of the Exchange Act following the effective date of the first registration of any securities of the Company on Form S-1 or any comparable or successor form or forms.

                      (b) After the Company has qualified for the use of Form S-3, in



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     addition to the rights contained in the foregoing provisions of this
     Agreement, the Holders shall have the right to request from time to time registrations on Form S-3. Such requests shall be initiated by the Initiating Holders, shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holders. Whenever the Company is required by this Section 5 to effect the registration of the Registrable Securities, each of the procedures and requirements of Section 3 (including, without limitation, the requirement that the Company notify the Non-Initiating Holders in order to provide them with the opportunity to participate in the offering) shall apply to such registration; provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this Section 5, other than a limit of two (2) such registrations in any calendar year.

                      6. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement. All Selling Expenses shall be borne by the holders, including the Company, of the securities so registered pro rata on the basis of the number of their shares so registered.

                      7. Registration Procedures. In the case of each registration effected by the Company pursuant to Sections 3, 4 or 5, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will do the following:

                      (a) Keep such registration effective for a period of three months or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs, but in any event not longer than six (6) months; provided, however, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

                      (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                      (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                      (d) Notify each seller of Registrable Securities covered by such



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     registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                      (e) If at the time of any request to register Registrable Securities, the Company is engaged or has fixed plans to engage within 60 days of the time of the request in a registered public offering as to which the Holders may include Registrable Securities hereunder or is engaged in any other activity which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of ninety (90) days from the effective date of such offering or the date of commencement of such other material activity, as the case may be, such right to delay a request to be exercised by the Company not more than once in any twelve (12) month period.

                      (f) Cause all such Registrable Securities to be listed on each securities exchange or trading market on which similar securities issued by the Company are then listed or traded;

                      (g) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                      (h) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; provided, however, that such seller, underwriter, attorney or accountant shall agree to hold in confidence and trust all information so provided;

                      (i) Furnish to each selling Holder a signed counterpart, addressed to the selling Holder, of



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                                (i) an opinion of counsel for the Company, dated
     the effective date of the registration statement in usual and customary form for registered public offerings, and

                                (ii) "comfort" letters signed by the Company's
     independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities;

                      (j) Furnish to each selling Holder a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering other than non-substantive cover letters and the like;

                      (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                      (l) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 3 hereof, the Company shall enter into any underwriting agreement reasonably necessary to effect the offer and sale of the Registrable Securities, provided such underwriting agreement shall contain customary underwriting provisions.

                      8.       Indemnification.

                      (a) The Company shall indemnify each Holder, each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to Sections 3, 4 or 5 and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission)


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     to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damages, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter.

                      (b) Each Holder shall, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other Holder and each of their officers, directors and partners, and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete, and will reimburse the Company and such Holders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder for the purpose of being included in such registration statement, prospectus, offering circular or other document; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds (after Selling Expenses) to each such Holder of securities sold as contemplated herein.

                      (c) Each party entitled to indemnification under this
     Section 8 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                      (d) If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other hand shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 8(d) hereof. Notwithstanding the provisions of this Section 8(d), no Selling Shareholder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds (after Selling Expenses) received by such Selling Shareholder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                      9. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in Sections 3, 4 or 5.

                      10. "Stand-Off" Agreement. Each Holder, if requested by the Company and the Managing Underwriter of an offering by the Company of Common Stock or other securities of the Company pursuant to a Registration Statement, shall agree not to sell publicly or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holder for a specified period of time (not to exceed 180 days) following the effective date of such Registration Statement; provided, that:

                      (a) such agreement shall only apply to the first Registration Statement covering Common Stock to be sold on its behalf to the public in an underwritten offering; and

                      (b) all Holders holding not less than the number of shares of Common Stock held by such Holder (including shares of Common Stock issuable upon the conversion of Shares, or other convertible securities, or upon the exercise of options, warrants or rights) and all officers and directors of the Company enter into similar agreements.

                      11. Limitations on Registration of Issues of Securities. From and after the date of this Agreement, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder a right to require the Company to initiate any registration of any securities of the Company or to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such Holder which is on a parity with or superior to the rights given to the Holders hereunder unless waived as provided in
     Section 15 below.

                      12. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                      (a) Use its best efforts to make and keep public information available as


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


     those terms are understood and defined in Rule 144 under the Securities Act at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                      (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

                      (c) So long as the Holders own any Registrable Securities, furnish to the Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.


                      13. Transfer or Assignment of Registration Rights. The rights to cause the Company to register securities granted to the Holders by the Company under Sections 3, 4 and 5 may be transferred or assigned by the Purchaser, provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of the Holders under this Agreement.

                      14. Termination. The provisions of this Section 3, 4 and 5 of this Agreement shall terminate when there shall no longer be any Registrable Securities.

                      15. Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by the parties hereto. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with



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


     respect thereto shall continue in full force and effect.

                      16. Specific Performance. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

                      17. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed first class registered with postage prepaid as follows:

                      (a)      If to a Purchaser, to the following:

                               Berthel Fisher & Company Leasing, Inc.
                               100 Second Street
                               Cedar Rapids, Iowa 52401

                      (b)      If to the Company, to the following:

                               HLM Design, Inc.
                               Suite 2950
                               121 West Trade Street
                               Charlotte, NC 28202
                               FAX: 704-358-0229


                       with a copy to:

                               Shirley J. Linn
                               Underwood Kinsey Warren & Tucker, P.A.
                               2020 Charlotte Plaza
                               201 South College Street
                               Charlotte, N.C. 28244-2020
                               FAX: 704-377-9630

                      Alternatively, to such other address as a party hereto supplies to each other party in writing.


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


                      18. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective transferees, successors and assigns of the parties hereto, whether so expressed or not.

                      19. Governing Law. This Agreement is to be governed by and interpreted under the laws of the State of Tennessee without giving effect to the principles of conflicts of laws thereof.

                      20. Titles and Subtitles. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

                      21. Severability. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

                      22. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                      IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                HLM DESIGN, INC.



                        By:_________________________________________
                        Name:_______________________________________
                        Title:________________________________________



                        BERTHEL FISHER & COMPANY LEASING, INC.



                        By:_________________________________________
                        Name:_______________________________________
                        Title:________________________________________




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